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                                                                    EXHIBIT 99.3

                         CMC SECURITIES CORPORATION II
                                  LISTING OF
                    OFFICER'S CERTIFICATES OF THE SERVICERS

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                                              DATE OF
               SERVICER                     CERTIFICATE
----------------------------------------  ---------------

Boatmen's National Mortgage, Inc.            July 1, 1996
California Federal Bank (Cal Fed)          March 15, 1996
Capstead Mortgage Corporation               June 27, 1996
Charter Mortgage Investments                June 26, 1996
Citfed Mortgage Corporation of America      June 26, 1996
Colonial Savings                                      N/A
CoreStates Mortgage Services Corporation    June 27, 1996
Dale Mortgage Bankers Corp.                   May 1, 1996
Fleet Mortgage Group Inc.                    July 8, 1996
First Nationwide Mortgage Corporation       March 8, 1996
GE Capital Mortgage Services, Inc.         March 29, 1996
GMAC Mortgage Corporation of PA            March 18, 1996
LaSalle Home Mortgage Corporation                     N/A
Matrix Financial Services Corporation                 N/A
Mercantile Bank of St. Louis, N.A.          July 25, 1996
MLF Bancorp, Inc.                          April 24, 1996
Navy Federal Credit Union                   March 7, 1997
Old Kent Mortgage Services, Inc.           March 28, 1996
Southern National Corporation               April 9, 1996
Standard Mortgage Corporation                July 1, 1996
Stillwater National Bank & Trust Co.       March 26, 1996
 (Southwest Bancorp)
Universal American Mortgage Company        March 17, 1997
Western Financial Savings Bank             April 27, 1996
York Federal Savings & Loan (York         August 19, 1996
 Financial Corp.)
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